Trimble Inc.
Conflict Minerals Report for the Year Ended December 31, 2025
The following conflict minerals report contains forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether due to new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.
This is the Conflict Minerals Report of Trimble Inc. for the 2025 calendar year in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.
Rule 13p-1 requires that all public companies report annually on the presence of certain minerals, characterized as conflict minerals, including tin, tantalum, tungsten or gold (“3TG” or “conflict minerals”), in the products that they manufacture or contract to manufacture, and demonstrate the proper level of due diligence in determining whether these minerals originated from the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) or from scrap or recycled sources, and whether they directly or indirectly finance or benefit armed groups in the Covered Countries.
Introduction
Trimble provides technology solutions that enable office professionals and field workers to connect their workflows and industry lifecycles, driving a more productive, efficient and sustainable future. We develop vertically-focused, system-wide solutions through the integration of sensors, software, hardware and data, which gives us a unique ability to provide detailed insights for our customers to improve their specific workflows. Our solutions are used across a range of industries including building, civil and infrastructure construction, geospatial, natural resources, utilities, and transportation.
Our customers include asset owners; general and specialty contractors; architects, engineers, and designers; surveyors; energy and utility companies; transportation shippers and carriers; as well as state, federal, and municipal governments.
Within our broad portfolio of integrated solutions, we design and manufacture, or have manufactured on our behalf, many different hardware products used across the industries that we serve. Many of these hardware products, which are typically based upon positioning or location technologies, including Global Navigation Satellite Systems (GNSS), lasers and optics, are built by our contract manufacturing partners.
Our contract manufacturing partners are responsible for significant material procurement, assembly, and testing. We generally manage product design and are involved in qualifying suppliers and key components used in our products. However, we are many levels removed from the mining or processing of minerals in our supply chain, and we do not directly source or manage the sourcing of raw materials, including conflict minerals.
Many of our hardware products are designed with printed circuit boards, connectors, sheet metal and other mechanical assemblies that may contain conflict minerals. The components used in our products that contain these metals are required for the functionality of our products.
Trimble’s Conflict Minerals Program
Trimble is committed to sourcing components and materials from companies that share our values concerning human rights, ethics, and environmental responsibility. Our Conflict Minerals Policy Statement, as well as our current Conflict Minerals Report, are published on our public website and available at:
www.trimble.com/en/our-commitment/responsible-business/product-compliance/conflict-minerals-policy

Our due diligence process emphasizes identifying the sources and tracing the supply chain of conflict minerals within the components and materials provided by our suppliers. This includes screening products from our contract manufacturers and direct suppliers (“in-scope suppliers”) to detect the potential presence of 3TG minerals. Suppliers who provide only software, plastics, packaging, or other materials without 3TG are classified as “out-of-scope suppliers” and are exempt from surveys.
Trimble utilizes the Responsible Minerals Initiative’s (RMI) Conflict Minerals Reporting Template (CMRT) as our standard reporting tool. We require our in-scope suppliers to complete the CMRT, which assists us in determining whether their sources of 3TG originate from the Covered Countries or recycled/scrap sources. We have established a Supplier Code of Conduct, which is based upon the Responsible Business Alliance (RBA) standards. We mandate that in-scope suppliers use smelters who either (i) conform to the Responsible Minerals Assurance Process (RMAP) or other recognized third-party audit programs such as the London Bullion Market Association (LBMA) or Responsible Jewellery Council (RJC), or (ii) are otherwise actively pursuing audit compliance. Non-conforming suppliers must implement corrective actions, and continued non-conformance may result in the termination of the business relationship.
Reasonable Country of Origin Inquiry
We conducted a Reasonable Country of Origin Inquiry (RCOI) to determine the origin of the 3TG present in our products. We assess our in-scope suppliers in three separate phases:
•We first assess suppliers providing 3TG-containing parts used in products currently under production.
•Next, we evaluate suppliers who manufacture and directly supply components to Trimble.
•Finally, we review suppliers associated with acquired companies and business units.
Following our three-phase assessment, we conduct an annual supply chain survey requiring in-scope suppliers to provide a conflict minerals declaration, utilizing the Conflict Minerals Reporting Template (CMRT) version 6.5 or higher. This survey identifies the 3TG minerals in our products, the associated smelters and refiners, and their countries of origin. In 2025, we received a 97% response rate, consistent with the previous reporting year.
Summary of Supplier Data and RCOI Results
After analyzing supplier responses against the RMI list of Conformant Smelters & Refiners, we determined that:
•81% of identified smelters are "Conformant" (i.e., audited by RMAP or equivalent programs) or validated as existing facilities (this calculation excludes “Alleged” smelters, which are neither certified nor verified); and
•23% of smelters reported sourcing minerals from the Democratic Republic of the Congo or adjoining Covered Countries.
Trimble Due Diligence
Based on our internal assessment and the CMRT data received, we initiated formal due diligence to verify the source and chain of custody for 3TG minerals used in our products.
Our due diligence program is designed to conform, in all material respects, with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and its related supplements.
Supply chain transparency continues to be impacted by the military conflict in Ukraine and U.S. sanctions against Russia. Consequently, the RMI database reflects the LBMA’s suspension of six Russian gold refiners from its Good Delivery List. These smelters are classified as high-risk by the Responsible Business Alliance and the RMI, and are included on Trimble’s high-risk supplier list. The following describes Trimble’s due diligence activities for the 2025 reporting year.

Step 1 – Establish strong company management systems
•We have our Conflict Minerals Policy, described above, publicly available on our website:
www.trimble.com/en/our-commitment/responsible-business/product-compliance/conflict-minerals-policy
•We have established a team that is responsible for administering our Conflict Minerals Program. Our team is supported by and works closely with our third-party vendor, Assent Compliance, whose dedicated program specialists assist us in program management. Our team consists of personnel from our corporate operations group, including representatives from our quality, internal audit, and global commodity management departments. The team collaborates with our specific business areas and product managers to address supplier risks and disclosure issues.
•We maintain regular communication with the Assent team on program status. Each member of Assent’s team is extensively trained in conflict minerals compliance and proficient in reporting templates such as the CMRT, as well as Conflict Minerals Reports requirements and Section 1502 of the Dodd-Frank Act.
•We have established “Supplier Requirements for the Sourcing of Conflict Minerals,” which we communicate to our suppliers and require them to follow. These requirements state that purchased products should not contain any 3TGs that are sourced from identified areas with widespread human rights abuse and violation of laws. Our template terms of purchase require suppliers to assist us in complying with applicable provisions of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, such as notifying us of their use of conflict minerals. We report on the status and progress of our Conflict Minerals Program during our operation group’s quarterly business and executive-level review meetings. Our Conflict Minerals Program, as an established internal process, is subject to oversight by our internal audit group.
•We engage suppliers by providing educational resources to assist our suppliers in completing the RMI reporting template and provide support to answer suppliers’ questions using Assent’s supplier engagement team. We provide non-English speaking suppliers with access to a free platform to upload their CMRTs, help desk support and other multilingual resources.
•If suppliers are unresponsive or do not provide the requested information, we escalate the matter to increasingly senior levels of management and then consider corrective actions for suppliers that do not meet our stated expectations.
Step 2 – Identify and assess risk in the supply chain
•We leveraged the RMI Conflict Minerals Reporting Template (CMRT) to gather information from in-scope suppliers so that we could survey our supply chain and obtain information about the smelters and refiners (which we collectively refer to as “smelters” throughout this report), and mines or locations of origin, of the 3TG used in our products. This standardized approach facilitated efficient data collection and risk assessment.
•We tracked responses from in-scope suppliers and categorized responses into two groups: (1) suppliers providing complete and valid smelter information, or (2) suppliers with inconsistent or incomplete data, which required further investigation.
•Using the RMI smelter database, we cross-referenced smelters identified by suppliers against the RMI Conformant Smelter List (CSL).
•We implemented a standardized process to review and evaluate supplier responses, including procedures to address incomplete or vague answers and to clarify information from suppliers.
•We identified high-risk suppliers that required additional attention based on the following criteria:
◦Geographic proximity to conflict-affected and high-risk areas;

◦Known mineral source country of origin, as determined through supplier declarations and third-party smelter audit results;
◦RMAP audit status;
◦Credible evidence of unethical or conflict sourcing, as established through sources such as audit findings, reports from non-governmental organizations (NGOs), supplier disclosures, and assessments from industry bodies;
◦Peer assessments conducted by credible third-party sources; and
◦Embargoed or sanctioned country risk assessment.
Step 3 – Design and Implement a Strategy to Respond to Identified Risks
•Together with Assent, we established processes to assess and respond to the risks identified in the supply chain.
•We obtained updated smelter status data from RMI’s smelters and refiners database and compared supplier-provided information against such data. Smelters found not in conformance with the RMAP or other independent third-party audit programs (such as the Tin Supply Chain Initiative List and the London Bullion Market Good Delivery Lists) were flagged for further due diligence.
•Any supplier that Trimble identified as high risk underwent further investigation and was subject to additional risk mitigation requests by Trimble.
•We informed our in-scope suppliers of identified high-risk smelters and requested that they conduct further due diligence and work with their supply chains to ensure compliance.
•We require high-risk suppliers to commit to and implement a corrective action plan within a reasonable time frame, and if such plan is deemed ineffective or there is no progress made, at the discretion of management, the supplier is subject to suspension or termination.
Step 4 – Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
•Trimble does not maintain direct relationships with any 3TG smelters and does not perform or direct audits of these entities within the supply chain. Instead, we rely on third-party audits of smelters by industry-recognized audit and assessment programs. By way of example, one of these programs, RMAP, uses independent private-sector auditors, who audit the source, including the mines of origin and chain of custody, of the conflict minerals used by smelters who participate in the RMAP program.
•We are a member of RMI and rely on RMI’s data to validate the audit status and sourcing information of smelters.
•In collaboration with Assent, we conduct our in-scope due diligence of suppliers, through publicly available information regarding identified high-risk smelters, to validate the existence and assess the conflict status of smelters.
Step 5 – Report on supply chain due diligence
•Our annual Conflict Minerals Report is publicly accessible on our website.
•We remind high-risk suppliers of our expectations for the upcoming 2025 conflict minerals reporting period and emphasize our requirements and goals.
Results of Due Diligence
Based on the responses received from suppliers, we identified a total of 329 smelters within our supply chain that were potential sources of 3TG for our suppliers.

We utilized RMI’s smelters database to obtain recent smelter audit status. Trimble has adopted the same audit status designations utilized by RMI to categorize smelters based on their engagement with independent audit programs:
“Conformant” smelters have completed an audit and demonstrate conformance with the RMAP or another third-party program.
“Active” smelters are actively engaged with auditors to achieve compliance with RMAP or similar programs.
“In Communication” smelters are not currently certified but have expressed interest in participating in an audit program.
“Non-Conformant” smelters have undergone audits that identified non-conformities requiring further investigation.
“Alleged” smelters are neither certified nor verified as functioning smelters.
For a list of verified smelters identified through our supplier survey that may have processed 3TG used in Trimble products during the 2025 reporting period, please refer to Schedule A.
The following table summarizes these smelters by category and by metal:

2025 Trimble Smelters or Refiners Audit Status
Metal	Conformant	Active	In Communication	Non-Conformant	Alleged	TOTAL
Gold	91	2	0	22	59	174
Tantalum	32	1	0	0	2	35
Tin	48	2	1	12	7	70
Tungsten	33	1	0	7	9	50
TOTAL	204	6	1	41	77	329
High-Risk Smelter Identification and Supplier Engagement – Through our due diligence efforts, we identified certain smelters within our supply chain as potentially posing a high risk. We communicated this information to relevant in-scope suppliers who listed at least one of these high-risk smelters. In response, our impacted suppliers have taken one of the following actions:
•Completed requested due diligence follow-up actions,
•Acknowledged Trimble's concerns and outlined a plan for further due diligence, or
•Confirmed they source from smelters not located in Covered Countries.
Trimble will continue to monitor its suppliers’ progress and may take further action if necessary.
Challenges in Determining Country of Origin – Despite our efforts, we currently lack sufficient information to definitively determine the country of origin for all 3TG in our products. This is due to several factors:
•Not all RMAP-compliant smelters disclosed the origin of their minerals,
•Some supplier information was incomplete or unverifiable, and/or
•Certain smelters identified by suppliers were either unrecognized by RMI or unknown to Trimble, hindering origin determination.
However, based on supplier data, RMI information, and other third-party sources, we believe the origin of 3TG processed by known smelters in our products includes the countries listed in Schedule B. In addition, we are not aware of any instance where 3TG sourced from the Covered Countries directly or indirectly financed or benefited armed groups.

Future Due Diligence Measures
Looking ahead to the 2026 reporting cycle, Trimble will refine its due diligence to further mitigate the risk of 3TG minerals contributing to armed conflict. We plan to implement the following:
•AI-Driven Risk Screening: Expanding the use of automated tools to screen smelters against government watchlists, denied parties lists, and AI-monitored media to identify emerging threats.
•Targeted Supplier Training: Deploying educational programs on conflict minerals regulations and "red flag" identification to improve supplier sourcing practices.
•Upstream Capacity Building: Requiring suppliers to implement robust due diligence procedures within their own supply chains to enhance data accuracy.
•Automated High-Risk Monitoring: Utilizing AI to track the progress of suppliers associated with high-risk smelters and ensure timely corrective actions.
•OECD Framework Optimization: Strengthening alignment with the OECD Third Edition Guidance through detailed, AI-supported smelter-level analysis.
•AI-Assisted Data Validation: Integrating machine learning to instantly flag inconsistencies in supplier CMRT submissions, ensuring higher data integrity for future filings.

Schedule A
Verified Smelters and Refiners — 2025 Reporting Year

Metal	Smelter / Refiner Name	Smelter Facility Location	Smelter ID
Tin	Alpha	United States of America	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Dongguan Best Alloys Co., Ltd.	China	CID000377
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Dowa	Japan	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	EM Vinto	Bolivia	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metallic Resources, Inc.	United States of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of the	CID004065
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Modeltech Sdn Bhd	Malaysia	CID002858

Metal	Smelter / Refiner Name	Smelter Facility Location	Smelter ID
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgicas S.A.	Bolivia	CID001337
Tin	P Kay Metal, Inc	United States of America	CID005189
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Masbro Alam Stania	Indonesia	CID003380
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692
Tin	Rui Da Hung	Taiwan, Province of China	CID001539
Tin	Super Ligas	Brazil	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	United States of America	CID003325
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Woodcross Smelting Company Limited	Uganda	CID004724
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Gold	8853 S.p.A.	Italy	CID002763
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Abington Reldan Metals, LLC	United States of America	CID002708
Gold	Advanced Chemical Company	United States of America	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Albino Mountinho Lda.	Brazil	CID002760
Gold	Alexy Metals	United States of America	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041

Metal	Smelter / Refiner Name	Smelter Facility Location	Smelter ID
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Attero Recycling Pvt Ltd	India	CID004697
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden Ronnskar	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	Dongwu Gold Group	China	CID003663
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Elite Industech Co., Ltd.	Taiwan, Province of China	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Gasabo Gold Refinery Ltd	Rwanda	CID005006
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243

Metal	Smelter / Refiner Name	Smelter Facility Location	Smelter ID
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714
Gold	Inca One (Chala One Plant)	Peru	CID004704
Gold	Inca One (Koricancha Plant)	Peru	CID004705
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States of America	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	LS MnM Inc.	Korea, Republic Of	CID001078
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575

Metal	Smelter / Refiner Name	Smelter Facility Location	Smelter ID
Gold	Metallix Refining Inc.	United States of America	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	Peru	CID005014
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	NOBLE METAL SERVICES	United States of America	CID003690
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Pease & Curren	United States of America	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining, LLC	United States of America	CID003324
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States of America	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czech Republic	CID002290
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525

Metal	Smelter / Refiner Name	Smelter Facility Location	Smelter ID
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761
Gold	Sovereign Metals	India	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Super Dragon Technology Co., Ltd.	China	CID001810
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Titan Company Limited, Jewellery Division	India	CID004491
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	D Block Metals, LLC	United States of America	CID002504
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512

Metal	Smelter / Refiner Name	Smelter Facility Location	Smelter ID
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	Materion Newton Inc.	United States of America	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Telex Metals	United States of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders LLC	United States of America	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551

Metal	Smelter / Refiner Name	Smelter Facility Location	Smelter ID
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province of China	CID005012
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619
Tungsten	Kennametal Fallon	United States of America	CID000966
Tungsten	Kennametal Huntsville	United States of America	CID000105
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	CID003407
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034
Tungsten	Niagara Refining LLC	United States of America	CID002589
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	OOO "Technolom" 1	Russian Federation	CID003614
Tungsten	OOO "Technolom" 2	Russian Federation	CID003612
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438
Tungsten	S.P.T. spol.s r.o.	Czechia	CID005068
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Tungamoy Metals Inc.	Korea, Republic Of	CID005248
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan	CID002660
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Yudu Ansheng Tungsten Co., Ltd.	China	CID003662

Schedule B
Countries of Origin List— 2025 Reporting Year

Albania	Dominican Republic	Kyrgyzstan	Rwanda
Andorra	Ecuador	Liberia	Saudi Arabia
Angola	Egypt	Liechtenstein	Senegal
Argentina	El Salvador	Lithuania	Serbia
Armenia	Eritrea	Luxembourg	Sierra Leone
Australia	Estonia	Madagascar	Singapore
Austria	Ethiopia	Malaysia	Slovakia
Azerbaijan	Fiji	Mali	Solomon Islands
Belarus	Finland	Mauritania	South Africa
Belgium	France	Mexico	South Sudan
Benin	Georgia	Mongolia	Spain
Bermuda	Germany	Morocco	Sudan
Bolivia	Ghana	Mozambique	Suriname
Botswana	Guatemala	Myanmar	Sweden
Brazil	Guinea	Namibia	Switzerland
Bulgaria	Guyana	Netherlands	Taiwan
Burkina Faso	Honduras	New Zealand	Tajikistan
Burundi	Hong Kong	Nicaragua	Tanzania
Cambodia	Hungary	Niger	Thailand
Canada	India	Nigeria	Turkey
Central African Republic	Indonesia	Norway	Uganda
Chile	Ireland	Oman	United Arab Emirates
China	Israel	Panama	United Kingdom
Colombia	Italy	Papua New Guinea	United States of America
Congo	Japan	Peru	Uruguay
Cyprus	Jersey	Philippines	Uzbekistan
Democratic Republic of Congo	Kazakhstan	Poland	Vietnam
Djibouti	Kenya	Portugal	Zambia
Dominica	Korea	Russia	Zimbabwe